EXHIBIT 99.1


                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons names below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D, including amendments thereto, with regard to the Common Stock and Preferred Stock of Silver Key Mining Company, Inc., a Nevada corporation, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings.

         In evidence thereof, the undersigned hereby execute this agreement as of the 22nd day of October, 2002.

Date: October 22, 2002              /s/ R. Allen Stanford
                                    ---------------------
                                    R. Allen Stanford

Date: October 22, 2002              STANFORD VENTURE CAPITAL
                                    HOLDINGS, INC.

                                    /s/ Jim Davis
                                    -------------
                                    Jim Davis, President